Exhibit 23.1

Onestop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #21-14 International Plaza Singapore, 079903 Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 29, 2024, with respect to the consolidated financial statements of Top Wealth Group Holding Ltd, appearing in its Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ OneStop Assurance PAC

Singapore

February 6, 2026